Exhibit 10.6
SECOND AMENDMENT TO
AMENDED AND RESTATED 2006 UNIT PLAN
OF
NMH INVESTMENT, LLC
THIS AMENDMENT TO the NMH INVESTMENT, LLC AMENDED AND RESTATED 2006 UNIT PLAN (the “Plan”), dated May 10, 2011, is hereby adopted and agreed to by the Management Committee of NMH Investment, LLC, a Delaware limited liability company (the “Company”) by unanimous written consent pursuant to Section 7(a) of the Plan.
1. Amendments to the Plan.
(a) Section 2 of the Plan is hereby amended by:
(i) adding the following definition of “Class F Unit”:
“Class F Unit” shall mean a Class F Unit as defined in the LLC Agreement.
(ii) deleting the existing definition of “Unit” in its entirety and replacing it with the following:
“Unit” shall mean a Preferred Unit, Class A Unit, Class B Unit, Class C Unit, Class D Unit, Class E Unit or Class F Unit.
(b) Section 3 of the Plan is hereby deleted in its entirety and replaced with the following:
SECTION 3. Units Subject to the Plan.
“The total number of Preferred Units which may be issued under the Plan is 65,000, the total number of Class A Units which may be issued under the Plan is 650,000, the total number of Class B Units which may be issued under the Plan is 192,500, the total number of Class C Units which may be issued under the Plan is 202,000, the total number of Class D Units which may be issued under the Plan is 388,881, the total number of Class E Units which may be issued under the Plan is 6,375 and the total number of Class F Units which may be issued is 5,396,388. Units that are subject to Awards which terminate or lapse without any payment in respect thereof may be granted again under the Plan.”

2. Ratification. All other paragraphs, provisions, and clauses in the Plan remain in full force and effect as originally written.
3. Defined Terms. Certain capitalized terms not defined herein shall have the meanings given to such terms in the Plan.
5. Governing Law; Binding Agreement. The validity, construction, and effect of this amendment to the Plan shall be determined in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.
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